Exhibit 99.1

OpenLocker Holdings, Inc.

Ticker Symbol: OLKR | OTC Market Tier: OTCID

FOR IMMEDIATE RELEASE

OpenLocker Holdings, Inc. Acquires Crisp Momentum Inc. and Appoints Clive Ng as Chairman of the Board

Miami, FL — [July 11, 2025] — OpenLocker Holdings, Inc. (OLKR) (the “Company”) announced today that it has completed the acquisition of Crisp Momentum Inc. (“Crisp”) from Digital Knight Finance S.á.r.l. (“Digital Knight”) in exchange for[35,600,000] shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to a definitive purchase agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Digital Knight will also have the potential opportunity to receive additional shares of Common Stock as an earnout payment, capped at $6 million in value. Digital Knight has also advised the Company that it has purchased additional shares of Common Stock from a stockholder in a private transaction. As a result of such transactions, Digital Knight will own 14.1% of the shares of Common Stock issued and outstanding on a fully diluted basis (without giving effect to the earnout). The Company also announced its intention to change its corporate name to “Crisp Momentum Inc.”, which name change is anticipated to occur in the next few weeks.

The issuance of Common Stock in this transaction does not involve a public offering and the Common Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption afforded by Section 4(a)(2) of the Securities Act.

The acquisition of Crisp reflects a new strategic direction and growth focus for the Company. Crisp is a US-based IP monetization company, focused on short-form content production and distribution, inspired by the Duanju genre, which originated in China as a mobile-first entertainment format, and refers to movies delivered in short bursts to mobile phones. Crisp aims to capture a large market share of the short-form audience, building sustainable revenue streams, by developing IP and leveraging connections with IP owners, celebrities, and brands. For more information see https://crisp-momentum.com

The Company also announced today the appointment of Clive Ng to its Board of Directors, effective July 10, 2025. Mr. Ng, who will also serve as Chairman of the Board, brings over 35 years years of of strategic and management experience in Asian markets. He operates as a Media Sector financier. He was instrumental in securing joint venture partnerships between Pacific Media (LSE: PCM) and United Artists Theatres (renamed Regal Entertainment Group (NYSE: RGC)) and Television Broadcasts (TVB) of Hong Kong. He was Co-CEO of United International Asia Holdings, a partnership between United International Holdings Inc. (UIH) (since renamed Liberty Global, NASDAQ: LBTYA) and his family, a US cable company, to enter the Asian market. He also was the CEO of Pacific Media PLC (LSE: PCM) a home shopping company and initiated the purchase of TV Media from H&Q Asia Pacific and built the company to over US$450 mm in market capitalization. Mr. Ng has many years of experience with internet start-ups and e-commerce companies in Asia. He was Chairman and founder of Asiacontent, (NASDAQ:IASIA), one of the first Asian internet companies to list in the US that was the joint venture partner of NBCi, MTVi, C-NET, CBS Sportsline and DoubleClick in Asia. He is also a founding shareholder of MTV Japan, with H&Q Asia Pacific and MTV Networks (a division of Viacom Inc.). He was Chairman of China Broadband Limited (since renamed to You On Demand (NASDAQ: YOD)) from 2007 – 2010 and Chairman of China Cablecom Limited (CABL) from 2008 to 2012. He served as a Senior Advisor to Warner Music Group Inc. (NYSE: WMG). Mr. Ng is presently CoFounding Partner of C Capital, a global investment fund focusing on media, tech, fashion and lifestyle companies and brands focused on connection and community. He is also presently a Board Member of Swiss based Highlight Event and Entertainment AG (HLEE). His deep expertise in the media sector will be instrumental as the Company continues to drive growth and deliver value to its stockholders.

“The Company has tremendous potential to play a key role in this fast-growing market of short-form content,” said Mr. Ng. “I’m excited to work with the Board and management team to support its mission and long-term success.”

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in OpenLocker Holdings Inc..’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects OpenLocker Holdings Inc..’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. OpenLocker Holdings Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About OpenLocker Holdings Inc.

OpenLocker Holdings Inc. (OLKR) is a company focusing on IP monetization. The company is listed on the OTCID. For more information, visit: https://openlockerholdings.io

Investor & Media Contact:

Renger Van den Heuvel

CEO

renger@openlockerholdings.io

https://openlockerholdings.io